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                                                                    EXHIBIT 20.3



March 31, 2004



Chase Manhattan Bank USA,                   Moody's Investors Services, Inc.
National Association                        ABS Monitoring Department
c/o JP Morgan Chase                         99 Church Street
Institutional Trust Services                New York, NY 10007
500 Stanton Christiana Road, OPS4,
3rd Floor
Newark, DE 19713

Deutsche Bank Trust Company Americas        Standard & Poor's Rating Services
Corporate Trust & Agency Services --        Asset Backed Surveillance Department
Structured Finance Services                 55 Water Street
60 Wall Street - 26th Floor                 New York, NY 10041
MS NYC60 - 2606
New York, NY 10005

Fitch Ratings
Attn:  Asset Backed Securities
Auto Group - 32nd Floor
One State Street Plaza
New York, NY  10004


Re: ANNUAL STATEMENT AS TO COMPLIANCE FOR WFS FINANCIAL 2003-2 OWNER TRUST

Dear Sir or Madam:

                              OFFICERS' CERTIFICATE

Pursuant to Section 4.10 of the Sale and Servicing Agreement ("Agreement") dated as of May 1, 2003, and to Section 3.09 of the Indenture ("Indenture"), dated as of the same date, the undersigned officers of WFS Financial Inc (the "Master Servicer" and "Administrator") certify that:

       (i) a review of the activities of the Master Servicer during the preceding fiscal year and of its performance under the Agreement has been made under such officers' supervision and to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year and no default under the Agreement has occurred and is continuing; and


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Annual Statement as to Compliance for WFS Financial 2003-2 Owner Trust
March 31, 2004
Page 2



       (ii) a review of the activities of the Issuer during the preceding fiscal year and of its performance under the Indenture has been made under such officers' supervision and to the best of such officers' knowledge, based on such review, the Issuer has complied with all conditions and covenants under the Indenture throughout such year.

/s/ Mark Olson                               /s/ J. Keith Palmer
--------------------------------             -----------------------------------
Mark Olson                                   J. Keith Palmer
Senior Vice President and Controller         Senior Vice President & Treasurer


cc:  A. Katz, Esq.